LIFE PARTNERS CONFIRMS SEC INVESTIGATION

WACO, Texas — January 20, 2011 — Life Partners Holdings, Inc. (NASDAQ GS: LPHI) confirmed today that the SEC is conducting an investigation into the business of its operating subsidiary, Life Partners, Inc.  The Company’s confirmation follows press reports of the previously non-public investigation.  The Company said that it is cooperating fully.  The Company said in addition that it does not know how long the investigation will go on, nor does it know how it will ultimately be resolved.

Life Partners is the world’s oldest and one of the most active companies in the United States engaged in the secondary market for life insurance, commonly called “life settlements.” Since its incorporation in 1991, Life Partners has completed over 127,000 transactions for its worldwide client base of over 27,000 high net worth individuals and institutions in connection with the purchase of over 6,400 policies totaling approximately $2.8 billion in face value.

Visit our website at: www.lphi.com

Safe Harbor - This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors. The statements in this news release that are not historical statements, including statements regarding the outcome or duration of the investigation, are forward-looking statements within the meaning of the federal securities laws. These statements are subject to numerous risks and uncertainties, many of which are beyond our control, that could cause actual results to differ materially from such statements. For information concerning these risks and uncertainties, see our most recent Form 10-K. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

LPHI-G

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FOR MORE INFORMATION, CONTACT:
Shareholder Relations (254) 751-7797
or info@lifepartnersinc.com

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